UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 18, 2010
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 21, 2010 the Compensation Committee of the Board of Directors of MetLife, Inc. approved a modified form of Management Performance Share Agreement (the “Form of Performance Share Agreement”) for purposes of tax compliance. Except as described below, the Form of Performance Share Agreement is substantially identical to the terms of the previously prevailing form of agreement.
     The Form of Performance Share Agreement includes new terms which are intended to satisfy the requirement for objective performance goals under U.S. Internal Revenue Code Section 162(m). The new terms, which will be effective for future grants, require that for a payout on an award to be due, there must be positive MetLife, Inc. income from continuing operations before provision for income tax, excluding total net investment gains (losses) for the three-year performance period as a whole, or for the final calendar year of the period, or positive MetLife, Inc. total shareholder return for either such period. As with past awards, assuming that at least one of the tests has been met, the amount of the final payment on the award will be determined according to MetLife, Inc.’s performance in change in annual net operating earnings per share and total shareholder return over the three-year performance period compared to the Standard & Poor’s Insurance Index derived from Fortune 500 companies, as provided in the Form of Performance Share Agreement.
     The foregoing description of the Form of Performance Share Agreement is a summary, is not complete and is qualified in its entirety by reference to the Form of Performance Share Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     On February 18, 2010, MetLife, Inc. issued a press release announcing the declaration of first quarter 2010 dividends of $0.2500000 per share on MetLife, Inc.’s floating rate non-cumulative preferred stock, Series A, and $0.4062500 per share on MetLife, Inc.’s 6.50% non-cumulative preferred stock, Series B, subject to the final confirmation that it has met the financial tests specified in the Series A and Series B preferred stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On February 19, 2010, MetLife, Inc. issued a press release announcing the date of its 2010 annual shareholders meeting. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Form of Management Performance Share Agreement (effective February 21, 2010)

99.1	Press release of MetLife, Inc., dated February 18, 2010, announcing the declaration of first quarter 2010 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B, subject to the final confirmation that it has met the financial tests specified in the Series A and Series B preferred stock.

99.2	Press release of MetLife, Inc., dated February 19, 2010, announcing the date of its 2010 annual shareholders meeting.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Executive Vice President

Date:  February 22, 2010

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
10.1	Form of Management Performance Share Agreement (effective February 21, 2010)

99.1	Press release of MetLife, Inc., dated February 18, 2010, announcing the declaration of first quarter 2010 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B, subject to the final confirmation that it has met the financial tests specified in the Series A and Series B preferred stock.

99.2	Press release of MetLife, Inc., dated February 19, 2010, announcing the date of its 2010 annual shareholders meeting.